UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 950, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 697-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The First Amendment to the Asset Purchase Agreement

On June 16, 2016, BioScrip, Inc. (the “Company”) entered into an amendment dated June 16, 2016, to the Asset Purchase Agreement, dated June 11, 2016 (“the First Amendment to the Asset Purchase Agreement”), by and among the Company, HomeChoice Partners, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, HS Infusion Holdings, Inc., a Delaware corporation (“Home Solutions”) and each of the subsidiaries of Home Solutions set forth on the signature pages to the Asset Purchase Agreement (collectively, the “Home Solutions Subsidiaries” and together with Home Solutions, the “Sellers”). As previously disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2016, under the Asset Purchase Agreement, the Company agreed to acquire substantially all of the assets and assume certain liabilities of the Sellers (the “Transaction”).

Pursuant to the First Amendment to the Asset Purchase Agreement, the Company and the Sellers have, among other things, agreed to reduce the total consideration payable at closing in the Transaction from $85.0 million to $75.0 million. The aggregate consideration to be paid by Buyer to the Sellers in the Transaction shall be equal to:

(i) an amount of $67.5 million dollars, plus or minus the Net Working Capital Adjustment amount (as defined in the Asset Purchase Agreement); plus

(ii) (a) the number of shares of BioScrip common stock equal to the quotient of $7.5 million, divided by the per share price to the public in the Company’s previously announced public equity offering and (b) the right to receive contingent equity securities of the Company, in the form of restricted shares of our common stock, issuable by BioScrip to the Sellers in two tranches, Tranche A and Tranche B, with different vesting conditions. The number of shares of BioScrip common stock in Tranche A will be equal to the quotient of $12.375 million, divided by $4.00. The number of shares of BioScrip common stock in Tranche B will be equal to the quotient of $20.000 million, divided by $5.00.

The First Amendment to the Asset Purchase Agreement also amends the definition of Escrow Amount under the Asset Purchase Agreement to mean an amount equal to $5.0 million of shares of our common stock based on the per share price to the public in the Company’s previously announced public equity offering.

The consummation of the Transaction is subject to customary closing conditions, including, but not limited to, the Company obtaining stockholder approval to increase the number of shares of Common Stock that the Company is authorized to issue pursuant to its certificate of incorporation, the absence of legal orders prohibiting the consummation of the Transaction, the absence of conditions or circumstances constituting a business material adverse effect with respect to Home Solutions, receipt of approval, or termination of the waiting period, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, the accuracy of the representations and warranties of the parties, the parties’ performance and compliance in all material respects with the agreements and covenants contained in the Asset Purchase Agreement and the parties’ attainment of certain third-party consents under material agreements.

In addition, under the terms of the Asset Purchase Agreement, Home Solutions has the right to terminate the Asset Purchase Agreement if an equity offering is not completed with gross proceeds of at least $70.0 million within the 17 days following June 11, 2016, the date of the Asset Purchase Agreement. The Company’s obligation to consummate the Transaction is conditioned upon the completion of an equity offering with gross proceeds of at least $70.0 million. The Company intends to fund the cash consideration for the Transaction and pay fees and expenses in connection with the Transaction with the net proceeds from the equity offering previously announced by the Company on June 13, 2016.

A copy of the First Amendment to the Asset Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the Asset Purchase Agreement, as amended, for a more complete understanding of the Transaction. The foregoing description of the First Amendment to the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment to the Asset Purchase Agreement.

Item 8.01. Other Events.

On June 16, 2016, we issued a press release announcing the entry into the First Amendment to the Asset Purchase Agreement.  A copy of the press release announcing the entry into the First Amendment to the Asset Purchase Agreement is furnished as Exhibit 99.1 to this report.

Additional Information and Where to Find It

In connection with the proposed Transaction, the Company will prepare a proxy statement to be filed with the Securities and Exchange Commission (“SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. The Company’s security holders are urged to read the proxy statement carefully when it becomes available, as well as any other relevant documents filed by the Company with SEC, because they will contain important information. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to BioScrip, Inc., Attn: Chief Financial Officer, 1600 Broadway, Suite 950, Denver, CO 80202, telephone: (720) 697-5200, or from the investor relations page on the Company’s website at http://bioscrip.com/overview.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s equity interests is set forth in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2016. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Transaction when filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: June 16, 2016	/s/ Kathryn M. Stalmack
By: Kathryn M. Stalmack
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

2.1	The First Amendment, dated June 16,2016, to the Asset Purchase Agreement, dated June 11, 2016, by and among HS Infusion Holdings, Inc., the direct and indirect subsidiaries of HS Infusion Holdings, Inc. set forth on the signature pages, the Company and HomeChoice Partners, Inc.

99.1	Press Release dated June 16, 2016.